Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 114					Trade Date: 6/14/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)					Issue Date: 6/17/2004
The date of this Pricing Supplement is June 14, 2004
CUSIP or Common Code:	41013M3Y4	41013M3Z1	41013M4A5	41013M4B3	41013M4C1
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$969,000.00	$295,000.00	$263,000.00	$132,000.00	$1,738,000.00
Proceeds to Issuer:	$962,943.75	$292,640.00	$260,370.00	$130,152.00	$1,713,668.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	6/15/2007	6/15/2008	6/15/2009	6/15/2012	6/15/2012
Stated Annual Interest Rate:	3.250%	3.800%	4.150%	4.850%	Step: 3.400% through 6/14/2006, and 6.500% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	7/15/2004	7/15/2004	7/15/2004	7/15/2004	7/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	6/15/2006 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 114				Trade Date: 6/14/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)				Issue Date: 6/17/2004
The date of this Pricing Supplement is June 14, 2004
CUSIP or Common Code:	41013M4D9	41013M4F4	41013M4G2	41013M4H0
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$131,000.00	$559,000.00	$525,000.00	$2,344,000.00
Proceeds to Issuer:	$129,035.00	$549,217.50	$514,500.00	$2,285,400.00
Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%
Reallowance:	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.600%	98.350%	97.850%
Maturity Date:	6/15/2014	6/15/2016	6/15/2019	6/15/2029
Stated Annual Interest Rate:	5.150%	5.700%	Step: 4.250% through 6/14/2007, and 7.000% thereafter (unless called)	6.050%
Interest Payment Frequency:	Monthly	Semi	Monthly	Semi
First Payment Date:	7/15/2004	12/15/2004	7/15/2004	12/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/2006 Callable one time only at 100% on call date above with 30 days notice.	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2009 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.